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                                                    Exhibit 23(a)

              [McGladrey & Pullen, LLP Letterhead]



               CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in this Registration Statement of our report, dated July 6, 1994, relating to the financial statements of Top Air Manufacturing, Inc., and to the reference to our Firm under the caption "Experts" in the Propsectus.



                              /s/ McGladrey & Pullen, LLP

Waterloo, Iowa
May 9, 1995